                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                            KRAUSE'S FURNITURE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            KRAUSE'S FURNITURE, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 29, 1997

To the Stockholders of
KRAUSE'S FURNITURE, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Krause's Furniture, Inc., a Delaware corporation, will be held on May 29, 1997, at the offices of the Company at 200 North Berry Street, Brea, California 92821-3903 at 10:00 a.m., local time, for the following purposes:

          (1) To elect a Board of six directors to serve for the ensuing year.

          (2) To consider and approve the Company's 1997 Stock Incentive Plan.

          (3) To consider and approve a stock option granted to Mr. Hawley as a part of his agreement to join the Company.

          (4) To consider and ratify the appointment of Ernst & Young as independent auditors for the fiscal year ending February 1, 1998.

          (5) To transact such other business that may properly be brought before the meeting or any adjournment or postponement thereof.

     Nominees for directors are set forth in the enclosed Proxy Statement. The Board of Directors has fixed the close of business on May 1, 1997 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. Your proxy will be revocable at any time prior to its exercise.

Dated: May 7, 1997

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          JUDITH OLSON LASKER
                                          Secretary

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU HAVE NOTIFIED THE SECRETARY OF YOUR INTENTION TO DO SO, EVEN THOUGH YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                            KRAUSE'S FURNITURE, INC.
                             200 NORTH BERRY STREET
                             BREA, CALIFORNIA 92821

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     The accompanying proxy is solicited by the Board of Directors of Krause's Furniture, Inc. (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 29, 1997, and at any adjournment or postponement thereof, for the purposes set forth in the attached Notice. If a choice is not specified in the proxy, the shares represented thereby will be voted FOR the actions proposed. A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and electing to vote in person.

     The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, officers and directors of the Company may solicit proxies by telephone, telegraph or personal interview.

     The close of business on May 1, 1997 has been fixed as the record date for determining stockholders entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 19,020,539 shares of Common Stock. Each share of Common Stock entitles the holder to one vote on all matters to come before the Annual Meeting.

     This Proxy Statement and accompanying form of proxy were first sent to stockholders on or about May 7, 1997. The Company's Annual Report accompanies this Proxy Statement.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     All directors are elected annually by the stockholders. The Company's Bylaws provide for no more than 12 nor less than three directors. Six individuals are being nominated to serve as directors until the next Annual Meeting. Unless marked to the contrary, proxies received will be voted for the following six nominees: Kamal G. Abdelnour, Jeffrey H. Coats, Peter H. Dailey, Thomas M. DeLitto, John A. Gavin and Philip M. Hawley, all of whom are incumbent directors. All of the nominees have agreed to serve if elected. If any of such persons is unable or unwilling to stand for election at the date of the Annual Meeting or any adjournment thereof, the proxy holders will vote for a substitute nominee in their discretion. Officers of the Company are appointed by the Board of Directors and serve at the pleasure of the Board. Those nominees receiving the largest number of votes will be elected as directors.

     Under Delaware law and the Company's Certificate of Incorporation and Bylaws, if a quorum is present, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. A majority of the outstanding shares entitled to vote, present in person or represented by proxy, constitutes a quorum. Shares represented by proxies or ballots withholding votes from one or more directors and "broker non-votes", if the broker's proxy is voted for at least one proposal, will be counted for purposes of determining a quorum.

             NAME, AGE AND BUSINESS EXPERIENCE OF EACH NOMINEE FOR
                      DIRECTOR AND EACH EXECUTIVE OFFICER

     Set forth below is a summary of the business experience over the last five years of the six nominees for director and the executive officers who are not directors.

  Nominees for Election as Directors

     KAMAL G. ABDELNOUR has been a director since September 1996. He had been a director from February 1993 to August 1996 when he resigned in connection with the Company's recapitalization. Mr. Abdelnour has been President and Chief Executive Officer of ATCO Development, Inc. ("ATCO") since 1980. ATCO is engaged in the business of investments, real estate ownership and management, and export sales. Mr. Abdelnour currently serves as a director of First National Bankshares, Inc. and Permal Capital Management, Inc.

     JEFFREY H. COATS has been a Director since August 1996. He has been a Managing Director of GE Capital Equity Capital Group, Inc., a wholly owned subsidiary of General Electric Capital Corporation, since April 1996. He was also a Managing Director of GE Capital Corporate Finance Group, Inc., a wholly owned subsidiary of General Electric Capital Corporation, from June 1987 to April 1993. From March 1994 to April 1996, Mr. Coats was President of Maverick Capital Equity Partners, LLC and from April 1993 to January 1994, he was Managing Director and a Partner of Veritas Capital, Inc., both of which are investment firms. Mr. Coats is the Chairman of the Board of The Hastings Group, Inc., a clothing retailer, which filed for bankruptcy in October 1995. The Hastings Group, Inc. currently is in the process of formulating a plan of liquidation under Chapter 11.

     HON. PETER H. DAILEY has been a director since September 1996. He is also the Chairman of the Board and Chief Executive Officer of Memorex Telex, NV, a worldwide technology company headquartered in Amsterdam, the Netherlands and has served in those roles since April 1996. He served as Ambassador to Ireland from 1982 to 1984, and was special Presidential envoy to NATO countries. From 1985 to 1988, Mr. Daily served as counselor to the Director of the Central Intelligence Agency. From 1985 to 1992 he was a member of President's Advisory Committee on Arms Control and Disarmament. He also serves as founder and Chairman of the Board of Enniskery Financial, Inc., a private investment company founded in 1968, and has been a principal of Gavin, Dailey and Partners, an international capital and consulting firm, since 1991. Mr. Dailey is a member of the Board of Directors of Chicago Title and Trust Company, Sizzler, Inc., Pinkerton's, Inc., and Jacobs Engineering Group, Inc. Prior to returning to government service he served as a director of the Walt Disney Co. and the Interpublic Group of Companies. Memorex Telex Corp., the U.S. Subsidiary of Memorex Telex, NV, filed for bankruptcy in 1996 and is in the process of liquidation. Sizzler, Inc. a family style restaurant chain, filed for bankruptcy in 1996 and is in the process of formulating a plan of reorganization.

     THOMAS M. DELITTO has been Vice Chairman of the Board since December 1994 and a director since June 1991. He was Chief Executive from April 1995 to August 1996, President and Chief Executive Officer from July 1992 to December 1994, and Executive Vice President and Chief Operating Officer from June 1991 to July 1992. Mr. DeLitto has been a director and President of Permal Capital Management, Inc., a wholly owned subsidiary of Worms & Co., Inc., since October 1990; in this capacity he oversees operations of that company's direct investment activities.

     HON. JOHN A. GAVIN has been a director since September 1996. He is the founder and Chairman of Gamma Services Corporation and has been a principal of Gavin, Dailey and Partners, both international capital and consulting firms, since 1968 and 1991, respectively. He has also been affiliated with Hicks, Muse, Tate and Furst (Latin America) as Managing Director since 1995. Mr. Gavin is a member of the Board of Directors of Atlantic Richfield Company, Dresser Industries, Pinkerton's, Inc., International Wire Group and KAP Resources.

     PHILIP M. HAWLEY has been Chairman of the Board and Chief Executive Officer since August 1996. He served as Chairman and Chief Executive Officer of The Broadway Stores, Inc. (formerly Carter Hawley Hale Stores, Inc.) from 1977 to 1993. Mr. Hawley is also a director of Atlantic Richfield Company, Johnson & Johnson, Weyerhaeuser Company and Aeromovel, U.S.A.

  Executive Officers Who are not Directors

     ROBERT A. BURTON has been Senior Vice President and Chief Financial Officer since December 1996. Mr. Burton was an independent financial consultant from January 1995 to November 1996, and from November 1987 to December 1994 he was Senior Vice President and Chief Financial Officer of John Breuner Company, a home furnishings company. In October 1993, John Breuner Company filed for bankruptcy and emerged in July 1994.

     KLAUS TABAR is Senior Vice President of Development, Store Planning and Construction. Mr. Tabar was Senior Vice President of Real Estate and Store Construction from September 1996 to April 1997 and Senior Vice President of Real Estate and Administration from April 1996 to September 1996. He joined the Company as Vice President of Real Estate in January 1989.

     HERBERT J. FRIEDMAN has been Senior Vice President of Merchandising, Product Development, Marketing and Stores since September 1996. Mr. Friedman was Senior Vice President of Strategic Planning from April 1995 to September 1996 and Vice President of Merchandising from June 1989 to April 1995.

     K. JAMES MCTAGGART has been Senior Vice President of Manufacturing and Operations since April 1996. Mr. McTaggart was Vice President of Distribution and Logistics from February 1996 to March 1996. Mr. McTaggart was formerly the Vice President of Distribution/Logistics at Stanley Works-Door Systems from March 1995 to February 1996, and served in other positions in Stanley Works-Door Systems from November 1985 to March 1995.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of March 31, 1997, (1) by each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (2) by each of the Company's directors and executive officers and (3) by all executive officers and directors as a group.

                     NAME AND ADDRESS OF                             SHARES              PERCENT OF
                      BENEFICIAL OWNER                        BENEFICIALLY OWNED(1)     SHARES OWNED
------------------------------------------------------------- ---------------------     ------------
General Electric Capital Corporation.........................       6,400,000(2)            31.3%
  260 Long Ridge Road
  Stamford, CT 06927
Worms & Cie..................................................       5,428,656(3)            28.4
  c/o Worms & Co., Inc.
  900 Third Avenue
  New York, NY 10022
Edson Investments, Inc.......................................       2,096,111(4)            11.0
  Tropic Isle Building
  Road Town, Tortola
  British Virgin Islands
ATCO Holdings Limited........................................       1,115,923                5.9
  c/o ATCO Development, Inc.
  11777 Katy Freeway
  Houston, TX 77079
John F. Hawley and Barbara Hawley, as Trustees...............       1,050,000(5)             5.5
  515 South Figueroa Street
  Los Angeles, CA 90071
Philip M. Hawley.............................................         338,500(6)             1.8
Thomas M. DeLitto............................................         100,353(7)               *
Kamal G. Abdelnour...........................................          38,479(8)               *
Peter H. Dailey..............................................           6,154(9)               *
John A. Gavin................................................           6,154(9)               *
Klaus Tabar..................................................          21,680(10)              *
Herbert J. Friedman..........................................          17,040(11)              *
K. James McTaggart...........................................           4,333(12)              *
All executive officers and directors as a
  Group (8 persons)..........................................         532,693                2.7

---------------

  * Less than 1%

 (1) Outstanding warrants and options held by each of the principal stockholders, directors and executive officers which are exercisable currently or within 60 days of the date of this table are deemed to be outstanding shares of Common Stock for their respective calculations.

 (2) Includes a warrant to purchase 1,400,000 shares of Common Stock.

 (3) Worms & Cie, through its affiliates, is deemed to be the beneficial owner of 5,306,138 shares of Common Stock and warrants to purchase 122,518 shares of Common Stock.

 (4) Edson Investments, Inc. is an affiliate of Worms & Cie. Therefore, shares beneficially owned by Edson Investments, Inc. are also included above as shares beneficially owned by Worms & Cie.

 (5) As trustees for various Hawley Trusts, John F. Hawley and Barbara H. Hawley are deemed to be beneficial owners of such shares.

 (6) Includes options to purchase 308,500 shares of Common Stock, subject to approval by shareholders.

 (7) Includes options to purchase 4,998 shares of Common Stock, 6,154 deferred stock units and a warrant to purchase 14,163 shares of Common Stock. The deferred stock units are subject to approval by shareholders.

 (8) Includes a warrant to purchase 32,325 shares of Common Stock and 6,154 deferred stock units. The deferred stock units are subject to approval by shareholders.

 (9) Deferred stock units, subject to approval by shareholders.

(10) Includes options to purchase 16,543 shares of Common Stock.

(11) Includes options to purchase 10,819 shares of Common Stock.

(12) Includes options to purchase 3,333 shares of Common Stock.

          INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

     During the fiscal year ended February 2, 1997 (fiscal year 1996), the Board of Directors of the Company held eight meetings. All directors attended at least 75% of the aggregate number of meetings of the Board and all committees of the Board on which they served.

     All directors were reimbursed for travel and other expenses related to their activities as directors during fiscal year 1996, and will continue to be so reimbursed in fiscal year 1997 and beyond. The four non-employee directors other than Jeffrey H. Coats were each paid a fee of $3,333 and were each granted deferred stock units valued at $10,000 under the Company's 1997 Stock Incentive Plan for services rendered as directors during fiscal year 1996. Each non-employee director (other than Mr. Coats) will also be paid a fee of $10,000 for his services during fiscal year 1997. Also, additional deferred stock units valued at $10,000 will be granted to each non-employee director (other than Mr. Coats) in office on December 31, 1997 and on December 31 of each year thereafter during the term of the 1997 Stock Incentive Plan, assuming the plan is approved by shareholders. See Proposal 2 below.

     The Board of Directors has designated four principal standing committees. Set forth below are descriptions of the functions of these committees and the names of their current members.

     Executive Committee. The current members of the Executive Committee are Messrs. Hawley (Chairman), DeLitto and Coats. The Executive Committee has all of the powers and authority in the management of the business and affairs of the Company, except those prohibited by law, to take action on behalf of the Board of Directors as may be necessary between regular meetings of the Board when a special meeting or a telephonic meeting of the full Board is not possible or practicable. All actions taken by the Executive Committee are presented to the full Board of Directors for ratification at its next regular or special meeting. The Executive Committee held six meetings in fiscal year 1996.

     Audit Committee. The current members of the Audit Committee are Messrs. Gavin (Chairman), Dailey and Abdelnour. This committee reviews and makes reports and recommendations to the Board of Directors with respect to the selection of the independent auditors of the Company, and the arrangements for and the scope of the audits to be performed by such auditors and reviews the annual consolidated financial statements of the Company. The Audit Committee held two meetings in fiscal year 1996.

     Compensation Committee. The members of the Compensation Committee are Messrs. Abdelnour (Chairman), Gavin and Dailey. This committee reviews the salaries and salary ranges of the officers and employees of the Company and its subsidiaries whose compensation exceeds specified levels as well as the compensation, retirement and fringe benefits plans (including option plans) of the Company and its subsidiaries, and makes recommendations with respect to such matters to the Board of Directors. The Compensation Committee also serves as the administrative committee of the Company's 1997 Stock Incentive Plan. The Compensation Committee held five meetings in fiscal year 1996.

     Nominating Committee. The members of the Nominating Committee are Messrs. Hawley (Chairman), DeLitto, Coats and Abdelnour. This committee identifies, reviews the qualifications of and recommends candidates to the Board of Directors for election as directors of the Company, and also acts on other matters pertaining to membership on the Board of Directors. The Nominating Committee advises the Board of Directors on terms of tenure and compensation for directors and issues involving potential conflicts of interest. The Nominating Committee also identifies, reviews the qualifications of, and recommends to the Board of Directors individuals for senior management positions of the Company. The Nominating Committee held no meetings in fiscal year 1996.

     The Nominating Committee will consider in appropriate cases recommendations by stockholders of the Company as to candidates for membership on the Board of Directors. Any stockholder who desires to propose to the Nominating Committee a candidate for such membership should send to the attention of the Secretary of the Company a letter of recommendation containing the name and address of the proposing stockholder and the proposed candidate. A written consent of the proposed candidate to serve as director if elected and a detailed description of his or her qualifications and background should also be provided. Stockholder nominations of persons for election as directors are subject to the notice and other requirements described under "Stockholder Proposals" below.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table discloses compensation received by the Company's Chief Executive Officers during fiscal year 1996 and three other executive officers whose annual compensation exceeded $100,000 and who were executive officers at the end of fiscal year 1996. Information presented for 1995 is for the Company's fiscal year ended January 28, 1996. Information presented for 1994 is for the prior fiscal calendar year. Philip M. Hawley became Chairman of the Board and Chief Executive Officer of the Company in August 1996. Mr. Hawley's base salary is at the rate of $225,000 per year. Robert A. Burton became Senior Vice President and Chief Financial Officer in December 1996. His base salary is at the rate of $150,000 per year.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                            COMPENSATION
                                                     ANNUAL                ---------------
                                                  COMPENSATION               SECURITIES       ALL OTHER
                                         -------------------------------     UNDERLYING      COMPENSATION
      NAME AND PRINCIPAL POSITION        YEAR     SALARY($)     BONUS($)   OPTIONS/SARS(#)      ($)(2)
---------------------------------------  ----     ---------     --------   ---------------   ------------
Philip M. Hawley.......................  1996      101,959                    1,234,000
  Chairman of the Board and
  Chief Executive Officer
Thomas M. DeLitto(1)...................  1996                                    11,154          3,333
  President, Chief Executive             1995                                     1,666          9,375
  Officer and Director                   1994                                     1,666         15,000
Klaus Tabar............................  1996      141,645       34,030          50,000
  Senior Vice President,                 1995      117,899       13,505           1,000
  Development, Store                     1994       98,461       12,750
  Planning and
  Construction of Krause's
  Sofa Factory
Herbert J. Friedman....................  1996      152,301                       50,000
  Senior Vice President,                 1995      136,770        1,200           1,000
  Merchandising,                         1994      130,192
  Product Development,
  Marketing and Stores
  of Krause's Sofa Factory
K. James McTaggart.....................  1996      121,953                       45,000
  Senior Vice President,
  Manufacturing and
  Operations of Krause's
  Sofa Factory

---------------

(1) Permal Capital Management, Inc. ("PCMI"), of which Mr. DeLitto is President, performed certain executive management services on behalf of the Company (Mr. DeLitto is currently Vice Chairman; until August 1996 he was also Chief Executive Officer and he was President and Chief Executive Officer of the Company until December 1994) and received for such services $58,333, $100,000, and $200,000 in 1996, 1995 and 1994, respectively.

(2) Other annual compensation represents directors' fees.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                                                                                            ANNUAL RATES OF
                               NUMBER OF       % OF TOTAL                                     STOCK PRICE
                               SECURITIES     OPTIONS/SARS                                 APPRECIATION FOR
                               UNDERLYING      GRANTED TO     EXERCISE OR                     OPTION TERM
                              OPTIONS/SARS    EMPLOYEES IN    BASE PRICE    EXPIRATION   ---------------------
            NAME               GRANTED(#)    FISCAL YEAR(1)     ($/SH)         DATE        5%($)      10%($)
----------------------------  ------------   --------------   -----------   ----------   ---------   ---------
Philip M. Hawley............    1,234,000         74.9%           1.00        08/26/06   2,010,056   3,200,678
Thomas M. DeLitto...........        5,000           .3%            .78        07/31/06       6,353      10,116
                                    6,154           .4%           1.62        01/19/07      16,239      25,858
Klaus Tabar.................       50,000          3.0%           1.62        01/19/07     131,940     210,093
Herbert J. Friedman.........       50,000          3.0%           1.62        01/19/07     131,940     210,093
K. James McTaggart..........        5,000           .3%           1.06        03/11/06       8,633      13,747
                                   40,000          2.4%           1.62        01/19/07     105,552     168,074

---------------

(1) The Company granted options for a total of 50,000 shares of Common Stock and 24,616 deferred stock units to directors and 1,572,000 shares of Common Stock to employees of the Company and Krause's Sofa Factory during 1996. All of the options and deferred stock units which expire on January 19, 2007 were granted under the 1997 Stock Incentive Plan and are subject to shareholder approval.

                    AGGREGATED OPTION/SAR EXERCISES IN 1996
                       AND YEAR-END OPTION/SAR VALUES(1)

                                                            NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                 UNDERLYING               IN-THE-MONEY OPTIONS/SARS
                                                          UNEXERCISED OPTIONS/SARS
                               NUMBER OF                     AT FISCAL YEAR-END             AT FISCAL YEAR-END(2)
                            SHARES ACQUIRED    VALUE     ---------------------------     ---------------------------
           NAME               ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
--------------------------  ---------------   --------   -----------   -------------     -----------   -------------
Philip M. Hawley..........        --             --        308,500        925,500         $ 308,500      $ 925,500
Thomas M. DeLitto.........        --             --         11,152          5,000             2,308          6,100
Klaus Tabar...............        --             --         16,111         51,089                --         19,000
Herbert J. Friedman.......        --             --         10,387         50,873                --         19,000
K. James McTaggart........        --             --          1,667         43,333             1,567         18,333

---------------

(1)  No options or SARs were exercised by the above-named executives in 1996.

(2) Based on closing price of Common Stock as quoted on the Nasdaq Small Cap Market of $2.00 on January 31, 1997.

                        REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee (the "Committee") of the Company met five times during fiscal year 1996. At the meetings the Committee reviewed and made recommendations to the Board of Directors on cash and other compensation for the Company's executive officers.

     In making its recommendations, the Committee took into account many factors in determining aggregate compensation, including awards of stock options and a proposed management bonus program. The factors considered by the Committee include (1) the financial results of the Company for the preceding fiscal year, (2) the performance of the Company's stock, (3) the experience level and performance of the executive officers, (4) the compensation paid to executive officers in prior years and (5) compensation of executive officers employed by companies in industries similar to that of the Company. The committee also considered and intended to set executive compensation policies in order to preserve qualifying compensation deductions under 162(m) of the Internal Revenue Code which could limit certain deductions for executive compensation. This provision did not apply to the Company in fiscal year 1996.

     The Committee awards stock options to employees based on salary levels, special circumstances such as promotions and contractual commitments, and performance, experience and level of responsibility of each executive. The Company's executive officers have a significant equity ownership in the Company, and the Committee is of the view that this has been and continues to be a key factor in focusing the efforts of management in building stockholder value.

     In 1996, the compensation to executive officers was comprised of (1) annual salary, (2) a cash bonus based on performance of the executive, and (3) other employee benefits, including stock options, which are described in the Proxy Statement. See "Compensation of Executive Officers".

     Philip M. Hawley, the Chief Executive Officer of the Company, received compensation according to the terms of his employment agreement with the Company. This employment agreement was negotiated at arm's length with General Electric Capital Corporation during the refinancing of the Company.

     Compensation of Stephen P. Anderson, the Company's former Chief Executive Officer, was determined pursuant to an Employment Agreement entered into in October 1994. Mr. Anderson resigned from the Company effective January 26, 1997 and pursuant to that resignation received the benefits of a severance agreement entered into between him and the Company.

     The Committee on January 20, 1997 awarded stock option grants to various members of the senior management staff of the Company. These options are subject to the approval of shareholders at the Company's annual meeting. The Board of Directors also approved the implementation of a Management Committee Bonus Plan for certain senior executives of the Company. This Bonus Plan is based upon the growth of EBITDA during fiscal year 1997.

     The members of the Compensation Committee are Kamal Abdelnour, John A. Gavin and Peter H. Dailey.

                               PERFORMANCE GRAPHS

             KRAUSE'S FURNITURE, INC., NASDAQ (U.S. COMPANIES) AND NYSE/AMEX/NASDAQ STOCKS (HOME FURNITURE AND FURNISHINGS STORES)

COMPARISON OF CUMULATIVE TOTAL RETURN FROM DECEMBER 27, 1991 TO JANUARY 31, 1997

                                                           NASDAQ STOCK
        MEASUREMENT PERIOD                KRAUSES          MARKET (U.S.      NYSE/AMEX/NASDAQ
      (FISCAL YEAR COVERED)           FURNITURE, INC.       COMPANIES)            STOCKS
12/27/91                                         100.0               100.0               100.0
12/28/92                                         122.6               118.7               138.2
12/28/93                                         206.5               136.1               180.9
12/28/94                                         200.0               133.6               130.9
01/26/96                                          90.3               188.9               109.0
01/31/97                                          68.8               252.1               137.5

     The above graph shows the cumulative total return assuming $100 invested on December 27, 1991.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The persons who were members of the Compensation Committee of the Board of Directors (the "Committee") at the beginning of the fiscal year were Jean R. Perrette, Chairman of the Company, Kamal G. Abdelnour and Gary S. Vandeweghe, Secretary of the Company, all of whom resigned when the corporate recapitalization took place on August 26, 1996 (see "Certain Relationships and Related Transactions" below) and were replaced with the current Committee members.

     The current members of the Compensation Committee of the Board of Directors are Kamal G. Abdelnour, President and Chief Executive Officer of ATCO Development, Inc.; John A. Gavin, Chief Executive Officer of Gamma Services International, a Principal of Gavin, Dailey and Partners and Managing Director of Hicks, Muse, Tate and Forst (Latin America); and Peter H. Dailey, a Principal of Enniskery Financial, Chairman of Dailey Foundation, and Chief Executive Officer of MemorexTelex, NV. Mr. Abdelnour is chairman of the Compensation Committee.

     All decisions with respect to compensation were either made or ratified by the current Committee. There were no interlocks.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1996 and 1995 a number of transactions occurred between the Company and its subsidiaries and certain directors and their affiliates. The Company believes that each such arrangement was as fair as could have been obtained from unaffiliated persons.

     Corporate Recapitalization. On August 26 and September 10, 1996, the Company received $18,735,000 in equity and debt financing from existing stockholders of the Company and from new investors including General Electric Capital Corporation ("GECC"), Mr. Philip M. Hawley and certain trusts for the benefit of relatives of Mr. Hawley. Mr. Hawley also became the Company's Chairman and Chief Executive Officer. Mr. Hawley is the former Chairman and Chief Executive Officer of The Broadway Stores, Inc. (formerly Carter Hawley Hale Stores, Inc.) Also in connection with the transactions, Mr. Jeffrey H. Coats became a member of the Company's Board of Directors. Mr. Coats is a Managing Director of GE Capital Equity Capital Group, Inc., a wholly owned subsidiary of General Electric Capital Corporation.

     The financing (the "GECC financing") consisted of equity and subordinated debt, including:

     - The purchase by GECC of (1) 5,000,000 newly issued shares of Common Stock at a purchase price of $1.00 per share and (2) a 10% Subordinated Note in the amount of $5,000,000. As part of this transaction, GECC also received warrants to purchase an additional 1,400,000 shares of Common Stock at a purchase price of $.001 per share, exercisable in whole or in part at any time or from time to time until August 31, 2006.

     - The purchase by new investors, including Mr. Hawley, and certain of the Company's existing stockholders, including the Permal Group, of 5,669,000 new shares of Common Stock at $1.00 per share.

     - The cancellation of $2,950,000 principal amount of existing promissory notes of the Company, plus accrued interest of $116,251, in consideration for the issuance to the noteholders of 3,066,251 shares of Common Stock.

     In addition, all of the Company's outstanding shares of Series A Preferred Stock were converted into 1,176,950 shares of Common Stock.

     The shares of Common Stock issued in connection with the GECC financing were sold at a price of $1.00 per share. This price was negotiated at arms' length between the Company and GECC, the lead investor, prior to August 19, 1996, the date of the public announcement regarding the proposed GECC financing, and reflects, among other things, the Company's prospects, a slight discount from market value reflecting the quantity of shares involved in the transaction and the fact that the shares were restricted securities when issued. The average of the high and low sales prices on the Nasdaq Small Cap Market for the Company's Common Stock during the two weeks prior to August 19, 1996, was $0.91 per share. The average of the high and low sales prices on the Nasdaq Small Cap Market for the Company's Common Stock on August 26, 1996, and on September 10, 1996, the closing dates of the transactions, was $1.66 and $1.47, respectively.

     The shares of Common Stock acquired by GECC represent approximately 26.3% of the outstanding shares of the Common Stock of the Company, or 28.9% on a fully diluted basis. In addition, as part of the GECC financing, certain of the Company's stockholders have given GECC the right while indebtedness remains payable by the Company to GECC to direct the voting of their shares under the circumstances set forth in a Stockholders Agreement dated August 26, 1996. In effect, GECC may exercise voting control of the Company pursuant to these arrangements.

     As part of the GECC financing, the Company has entered into a Registration Rights Agreement permitting GECC and the other new and existing stockholders who participated in the GECC financing to demand the registration of their shares under the Securities Act of 1933 and to participate in registered offerings made by the Company of its shares, under the circumstances and subject to the conditions set forth in the Registration Rights Agreement.

     In conjunction with the GECC financing, Krause's Sofa Factory amended its revolving credit agreement with Congress Financial Corporation. Under the revised facility, the term of the loan was extended to January 20, 2000, the interest rate was reduced to prime plus 1%, and the borrowing capacity was increased.

     Private Label Credit Card Program with Monogram Credit Card Bank of Georgia (an Affiliate of GECC). The Company has accepted a proposal from Monogram Credit Card Bank of Georgia ("Monogram"), an affiliate of GECC, pursuant to which, and subject to execution of definitive agreements,

Monogram will provide a customized credit program to the Company. Pursuant to the program, approved customers of Krause's Sofa Factory will be able to purchase products on credit through a credit card issued by Monogram. Monogram will purchase each credit from the Company and will bear the risk of loss on such credit purchases. The program will be for an initial term of five years and will automatically renew for consecutive five-year terms unless terminated by either party at least six months prior to the end of any such five-year term.

                                 PROPOSAL NO. 2

                           APPROVAL OF THE COMPANY'S
                           1997 STOCK INCENTIVE PLAN

     The Board adopted the Company's 1997 Stock Incentive Plan (the "Incentive Plan") effective as of January 20, 1997, subject to the approval of the Incentive Plan by the Shareholders at the Meeting. To date, the Compensation Committee has granted options covering an aggregate of 330,000 shares of common stock under the Incentive Plan. All options granted to date have been granted on the express condition that they will not be exercisable if the Shareholders do not approve the Incentive Plan. See "Options/SAR Grants in Last Fiscal Year".

     In addition to the grants described above, on January 20, 1997 Messrs. Abdelnour, DeLitto, Dailey, and Gavin, each of whom is a non-employee director of the Company, received grants of deferred stock units. These grants are made automatically under the Incentive Plan and are not subject to the approval of the Compensation Committee. Each grant provides for the award of a number of deferred stock units determined by dividing $10,000 by the fair market value of a share of the Company's Common Stock on the date of the award. Actual issuance of stock is deferred until after a participating director ceases to serve as a director of the Company. The Incentive Plan provides that no grant of deferred stock units, including the above-described grants, will be effective if the Incentive Plan is not approved by the Stockholders.

     The Incentive Plan is intended to enable the Company to enhance their ability to provide key employees, consultants and directors with meaningful awards and incentives commensurate with their contributions and competitive with those offered by other employers, and to increase stockholder value by further aligning the interests of key employees, consultants and directors with the interests of the Company's stockholders by providing an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance. The Board of Directors believes that the Company's long term success is dependent upon the ability of the Company to attract and retain superior individuals who, by virtue of their ability and qualifications, make important contributions to the Company.

     A total of 1,000,000 shares of Common Stock (the "Shares"), which is equal to 5.3% of the Shares outstanding as of the Record Date, have been reserved for issuance under the Incentive Plan. The Incentive Plan will terminate on January 19, 2007, unless earlier terminated by the Board.

     The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for adoption of Proposal No. 2. For purposes of the vote on Proposal 2, abstentions will have the same effect as votes against the proposal and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
                        OF THE 1997 STOCK INCENTIVE PLAN

     A general description of the principal terms of the Incentive Plan as proposed is set forth below. This description is qualified in its entirety by the terms of the Incentive Plan, a copy of which is attached to this Proxy Statement as Exhibit A and is incorporated by reference herein.

GENERAL DESCRIPTION

     The Incentive Plan provides for the grant of (i) Shares, (ii) an option, an SAR or similar right with an exercise or conversion privilege at a fixed or variable price related to the Common Stock and/or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Common Stock of the Company to employees and consultants, and for automatic grants of deferred stock units to participating outside Directors (collectively, the "Awards"). The maximum number of Shares with respect to which options and SARs may be granted to an employee of the Company during a fiscal year of the Company is 200,000 Shares.

     The Incentive Plan is administered, with respect to grants to directors, officers, consultants, and other employees, by the plan administrator (the "Administrator"), defined as the Board or one or more committees designated by the Board. With respect to grants to officers and directors, the committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. Awards of deferred stock units to participating outside Directors are automatic, but to the extent that any administration is required, they will be administered by the Board.

     The Board of Directors may at any time amend, suspend or terminate the Incentive Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein, the Company shall obtain stockholder approval of any amendment to the Incentive Plan in such a manner and to such a degree as required.

     Stock options granted under the Incentive Plan may be either incentive stock options under the provisions of Section 422 of the Code, or non-qualified stock options. Incentive stock options may be granted only to employees of the Company or any parent or subsidiary corporation of the Company. Awards other than incentive stock options may be granted to employees and consultants.

     Under the Incentive Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the grantee only by the grantee. However, the Incentive Plan permits the designation of beneficiaries by holders of incentive stock options. Other Awards shall be transferable to the extent provided in the Award agreement.

     The Incentive Plan authorizes the Administrator to select the employers, directors and consultants of the Company to whom Awards may be granted and to determine the terms and conditions of any Award; however, the term of an incentive stock option may not be for more than 10 years (or 5 years in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company). The Incentive Plan authorizes the Administrator to grant Awards at an exercise price determined by the Administrator. In the case of incentive stock options, such price cannot be less than 100% (or 110%, in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company) of the fair market value of the Common Stock on the date the option is granted. In the case of non-qualified stock options, such price cannot be less than 100% of the fair market value of the Common Stock on the date the option is granted. Payment of the purchase price upon exercise of any Award granted under the Incentive Plan must be made in the form designated by the Administrator, which may include: (i) cash; (ii) check; (iii) delivery of a promissory note with terms acceptable to the Administrator; (iv) surrender of Shares owned by Grantee; (v) by delivery of an irrevocable direction to a securities broker to sell shares and deliver proceeds to the Company in payment for the Shares; or (vi) any combination of the foregoing. The aggregate fair market value of the Common Stock with respect to any incentive stock options that are exercisable for the first time by an eligible employee in any calendar year may not exceed $100,000. If a Grantee satisfies the exercise price of an option by having the Company withhold Shares otherwise deliverable to the Grantee, the Administrator may issue the Grantee an additional option, with terms identical to the Award agreement under which the option was exercised, but an exercise price based upon the fair market value of the Company's stock at the time of the grant of the additional option.

     The Awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of the Company as specified in the agreements to be issued under the Incentive Plan. Except as provided in an Award agreement, the vesting schedule is accelerated and all Awards become fully vested, exercisable, and released from any restrictions on transfer and repurchase or forfeiture rights in the event of a Corporate Transaction, a Change in Control or a Subsidiary Disposition, each as defined in the Incentive Plan. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate unless assumed by the successor company or its parent or the acquiring company substitutes a satisfactory cash incentive program. The administrator of the Incentive Plan has the ability to accelerate award vesting in anticipation of a Change in Control or the disposition of a subsidiary. The Incentive Plan also permits the Administrator to include a provision whereby the grantee may elect at any time while an employee, director or consultant to exercise any part or all of the Award prior to full vesting of the Award.

     Under the Incentive Plan, the Administrator may establish one or more programs under the Incentive Plan to permit selected grantees the opportunity to elect to defer receipt of consideration payable under an Award. The Administrator also may establish under the Incentive Plan separate programs for the grant of particular forms of Awards to one or more classes of grantees.

     Directors who are not employees of the Company, other than one non-employee director who has indicated that he cannot accept an award because of his current employment by a stockholder of the Company, receive automatic grants of deferred stock units covering shares having a fair market value of $10,000 for each year of service as a director. These awards provide deferred compensation to directors equivalent to an investment in an equivalent amount of the Company's Common Stock, based upon the fair market value of the Company's shares on the date the award is effective. Payout of the award is made in stock following a director's retirement from the Board of Directors or death. Normally the payment occurs in five annual installments, but a director may elect to receive a single payment. In the event of a Change of Control of the Company, as defined in the Incentive Plan, the director's deferred stock account will be paid immediately in cash.

     The Incentive Plan permits the grant of Awards prior to approval of the Incentive Plan by the Stockholders. However, incentive stock options are not exercisable until such approval is obtained and, if approval is not obtained within twelve months of the date the Board adopted the Incentive Plan, previously granted incentive stock options will terminate. The Incentive Plan provides that no grant of deferred stock units to participating outside directors will be effective if the Incentive Plan is not approved by the Stockholders.

CERTAIN FEDERAL TAX CONSEQUENCES

     The following summarizes only the federal income tax consequences of stock options and shares of restricted stock granted under the Incentive Plan. State and local tax consequences may differ.

     The grant of a nonqualified stock option under the Incentive Plan will not result in any federal income tax consequences to the optionee or to the Company. Upon exercise of a nonqualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option price and the fair market value of the Shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the optionee. Any gain or loss on the optionee's subsequent disposition of the Shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain. Capital gains currently are taxed at the same rates as ordinary income, except that the maximum marginal rate at which ordinary income is taxed to individuals is currently 39.6% and the maximum rate at which long-term capital gains are taxed is 28%.

     The grant of an incentive stock option under the Incentive Plan will not result in any federal income tax consequences to the optionee or to the Company. An optionee recognizes no federal taxable income upon exercising an incentive stock option ("ISO") (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the Shares of Common Stock. If the optionee does not dispose of the Shares within two years after the ISO was granted, nor within one year after the ISO was exercised and Shares were purchased, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the Shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

     If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

     The "spread" under ISO -- i.e., the difference between the fair market value of the Shares at exercise and the exercise price -- is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

     The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the Shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the recipient. Any gain or loss on the recipient's subsequent disposition of the Shares will receive long or short-term capital gain or loss treatment depending on whether the Shares are held for more than one year and depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain. Recipients of restricted stock may make an election under Internal Revenue Code Section 83(b) to recognize as ordinary compensation income in the year that such restricted stock is granted the amount equal to the spread between the amount paid for such stock and the fair market value on date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short term capital gain. The
Section 83(b) election must be made within thirty days from the time the restricted stock is issued.

     Grants of Deferred Stock Units to directors are treated as deferred compensation taxable as ordinary income upon issuance of the Shares in satisfaction of the account. The Company is entitled to an income tax deduction in the amount of the income recognized by the director.

                                 PROPOSAL NO. 3

                              MR. HAWLEY'S OPTION

     As a part of the Corporate Recapitalization completed in August and September 1996, Mr. Hawley became the Company's Chief Executive Officer. Effective as of August 26, 1996, he entered into an employment agreement that provides for the annual compensation reported above and a separate option agreement (the "Option") to purchase an aggregate of 1,234,000 shares of the Company's common stock at an exercise price of $1.00 per share. Both the employment agreement and the Option were approved by the Compensation Committee of the Board, and the Committee also determined that the option price was equal to the fair market value of the Company's Common Stock on the date of grant. The employment agreement contains customary terms and conditions relating to Mr. Hawley's employment. The Option, which is summarized below, provides that it is granted subject to obtaining the approval of shareholders on or before August 25, 1997. Unless the approval is obtained no portion of the Option can be exercised.

     The Board of Directors believes that the grant of the Option was and is in the best interests of the Company. The Option was negotiated at arm's length between Mr. Hawley, on the one hand, and the

Company and GECC, on the other, in connection with the Corporate
Recapitalization, to attract Mr. Hawley to the Company.

     The affirmative vote of a majority of the shares present in person or by proxy at the annual meeting and entitled to vote is required for the adoption of Proposal No. 3. For the purposes of the vote on Proposal No. 3, abstentions will have the same effect as votes against the proposal, and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 3

     A description of the material terms of the Option is set forth below.

     The Option provides that 25% of the total original grant vested and became exercisable on August 26, 1996, subject to obtaining shareholder approval. The Option then provides that 50% of the total original grant will vest on August 26, 1997, 75% of the total original grant will vest on August 26, 1998, and 100% of the total original grant will vest on August 26, 1999. Notwithstanding the foregoing vesting schedule, vesting of certain Options may be delayed until August 26, 1999, if certain trusts that are affiliated with Mr. Hawley dispose of some or all of the shares that they acquired in the Corporate Recapitalization at any time prior to August 26, 1998. If this occurs, the number of shares as to which the Option vests on the August 26 next following such sale will be reduced by an amount equal to the number of shares sold by the trusts. However, if Mr. Hawley or any of his siblings or lineal descendants, or any of their spouses or any trusts established by or for the benefit of any of them purchase any shares of Common Stock after August 26, 1996 and continue to hold such shares on August 26, 1998, the amount of the foregoing reduction shall be decreased by the number of shares so purchased. If the amount of reduction in vesting on August 26, 1997 is greater than the amount scheduled for vesting on that date, the balance of such reduction shall be applied to the amount scheduled for vesting on August 26, 1998. Any options as to which vesting is so delayed shall vest on August 26, 1999.

     If Mr. Hawley's service as Chairman of the Board and Chief Executive Officer is terminated for any reason other than cause or due to Mr. Hawley's voluntary resignation, or if the Company terminates Mr. Hawley's obligation to serve as Chairman of the Board and Chief Executive Officer (but not his status as an employee of the Company) in the manner contemplated in his employment agreement, all unvested options shall immediately become vested and fully exercisable. Also, on the occurrence of a change of control or at such time as GECC owns less than 2,000,000 shares of Common Stock, all options granted to Mr. Hawley will accelerate and will be vested and exercisable immediately prior to the consummation of such change of control or at the time of the transaction resulting in GECC's owning less than 2,000,000 shares. In either event, Mr. Hawley shall, on exercise of the options, be entitled to participate in the transactions as a shareholder of the Company pari passu with all other shareholders. If any payment, or portion thereof, or benefit received or to be received by Mr. Hawley in connection with a change of control, including, but not limited to, any benefit derived in connection with the immediate vesting of all outstanding options, whether payable to or inuring to the benefit of Mr. Hawley pursuant to the terms of the Option or otherwise (together, the "Total Payment"), would be considered an "excess parachute payment" within the meaning of Section 280(G) of the Internal Revenue Code of 1986, as amended (the "Code"), the number of options vesting on account of such change of control shall be reduced, but not below zero, until no portion of the Total Payment is considered an "excess parachute payment." For this purpose, the value of any non-cash benefit or any deferred payment or benefit included in the Total Payment shall be determined in accordance with the principles of the Code.

     The Option, to the extent it is vested, may be exercised from time to time, in whole or in part (but not as to a fractional share). The Option will expire on August 26, 2006. To the extent that the Option has not been exercised at or before the expiration, it will expire and become void and of no further effect.

     The Option and all rights thereunder are nonassignable and nontransferable and are intended solely for the benefit of Mr. Hawley as compensation for services rendered to the Company. Notwithstanding the foregoing, following Mr. Hawley's death or disability, his conservator or personal representative, or the representative of his estate or his heirs, as the case may be, shall be permitted to exercise the Option, to the extent permitted by the Option.

     The Option may be exercised from time to time by delivery to the Company of a notice of exercise of the Option duly signed by Mr. Hawley, and upon payment to the Company of the purchase price of the Shares purchased in any manner acceptable under any option plan or incentive plan providing for options that previously has been or is after the date of the Option adopted by the Company. Notwithstanding the foregoing, the Option may not be exercised at any time when the Option or the exercise thereof violates any law or governmental order or regulation including, but not limited to, Section 16 of the Securities Act of 1933, as amended (the "33 Act").

     Within a reasonable time after the due exercise of the Option, the Company will cause to be delivered to Mr. Hawley an instrument evidencing the Common Stock purchased pursuant to the exercise of the Option. The Company has agreed to cause the shares of Common Stock receivable by Mr. Hawley on exercise of the Option to be registered under the 33 Act and applicable state "blue sky" laws. However, if any shares of Common Stock acquired by Mr. Hawley upon exercise of any Option are "restricted securities," Mr. Hawley shall be entitled to have registration rights with respect to those shares.

     The number of shares of Common Stock covered by the Option, and the number of shares of Common Stock which have been authorized for issuance under the Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock. Except as expressly provided in the Option, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of shares of Common Stock subject to the Options.

     The Option is intended to be a nonqualified stock option under the Code. The Company expects that the federal income tax consequences to the Company and to Mr. Hawley will be the same as those applicable to the recipients of nonqualified stock options under the Incentive Plan and described under the heading "Proposal 2 -- Certain Federal Tax Consequences." State and local tax consequences may differ from federal tax consequences.

                                 PROPOSAL NO. 4

                      RATIFICATION OF INDEPENDENT AUDITORS

     The firm of Ernst & Young LLP has been provisionally designated by the Board of Directors to examine the financial statements of the Company for the year ending February 1, 1998. A resolution will be presented at the Annual Meeting to retain said firm as independent auditors to examine the financial statements for the year ending February 1, 1998. The Board may appoint a new firm of independent auditors at any time if it believes that such a change would be in the best interests of the Company and its stockholders. If the stockholders, by the affirmative vote of a majority of the shares represented at the Annual Meeting, do not vote to ratify the decision to retain Ernst & Young LLP, the selection of independent auditors will be reconsidered by the Board. Ernst & Young LLP served as independent auditors of the Company for fiscal year 1996. It is anticipated that a representative of Ernst & Young LLP will be present at the Annual Meeting and will be available to answer any appropriate questions from the stockholders and will be given the opportunity to make a statement should the representative desire to do so.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                                 PROPOSAL NO. 4

                                 OTHER BUSINESS

     The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If any other matters are brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report for fiscal 1996 is enclosed with this Proxy Statement.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received at the principal executive office of the Company not later than January 7, 1998, for inclusion in next year's Proxy Statement and Proxy Card. All such proposals should be in compliance with applicable Securities and Exchange Commission regulations.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          JUDITH OLSON LASKER
                                          Secretary

Dated: May 7, 1997

                                                                       EXHIBIT A

                            KRAUSE'S FURNITURE, INC.

                           1997 STOCK INCENTIVE PLAN

     1. PURPOSES OF THE PLAN. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Officers, Directors and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business.

     2. DEFINITIONS. As used herein, the following definitions shall apply:

     (a) "Account" means a bookkeeping account established for a Participant under Section 6.

     (b) "Administrator" means the Board or any of the Committees appointed to administer the Plan.

     (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

     (d) "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

     (e) "Award" means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Performance Unit, Performance Share, Deferred Stock Unit or other right or benefit under the Plan.

     (f) "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

     (g) "Beneficiary" means a Grantee's beneficiary, designated in writing and in a form and manner satisfactory to the Administrator, or if a Grantee fails to designate a beneficiary, or if the Grantee's designated Beneficiary predeceases the Grantee, the Grantee's estate.

     (h) "Board" means the Board of Directors of the Company.

     (i) "Change in Control" means a change in ownership or control of the Company effected through either of the following transactions:

          (1) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

          (2) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

     (j) "Closing Price" shall mean, for any trading day, the closing price of a Share on the market then used to determine Fair Market Value.

     (k) "Code" means the Internal Revenue Code of 1986, as amended.

     (l) "Committee" means any committee appointed by the Board to administer the Plan.

     (m) "Common Stock" means the common stock of the Company.

     (n) "Company" means Krause's Furniture, Inc., a Delaware corporation.

     (o) "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services as an independent contractor and is compensated for such services.

     (p) "Continuing Directors" means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

     (q) "Continuous Status as an Employee, Officer, Director or Consultant" means that the employment, officer, director or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee, Director or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or
(ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed the time permitted in the Company's personnel policies published from time to time, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

     (r) "Corporate Transaction" means any of the following stockholder-approved transactions to which the Company is a party:

          (1) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

          (2) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with the complete liquidation or dissolution of the Company; or

          (3) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

     (s) "Covered Employee" means an Employee who is a "covered employee" under
Section 162(m)(3) of the Code.

     (t) "Deferred Stock Unit" means a hypothetical share of Common Stock as described in Section 6.

     (u) "Director" means a member of the Board.

     (v) "Dividend Equivalent Right" means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

     (w) "Effective Date" means the date when this Plan has been adopted by the Board.

     (x) "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Parent or Subsidiary of the Company for purposes of Section 422 of the Code. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

     (y) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (z) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

          (1) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the NASDAQ National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing prices of a Share on the NASDAQ Small Cap Market for the three trading days prior to the time of the determination (or, if no such prices were reported on one or more of such days, on the last three days on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

          (2) In the absence of an established market of the type described in
     (1), above, for the Common Stock, the Fair Market Value thereof shall be determined by the Administrator in good faith.

     (aa) "Grantee" means an Employee, Director or Consultant who receives an Award under the Plan.

     (bb) "Incentive Stock Option" means an option intended to qualify as an Incentive Stock Option under Section 422 of the Code.

     (cc) "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

     (dd) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (ee) "Option" means a stock option granted pursuant to the Plan.

     (ff) "Outside Director" means a Director who is not the beneficial owner of ten percent (10%) or more of the Company's stock of any class or an employee of the Company or of any Subsidiary.

     (gg) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (hh) "Participating Outside Director" means an Outside Director who has not indicated in writing to the Company prior to the date of an Award under Section 6 that he or she cannot or does not wish to participate in the deferred stock program described in Section 6.

     (ii) "Payment Commencement Date" means the first business day of the Plan Year immediately following the Plan Year in which the Outside Director terminates service as a member of the Board.

     (jj) "Performance -- Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

     (kk) "Performance Shares" means Shares or an award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

     (ll) "Performance Units" means an award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

     (mm) "Plan" means this 1997 Stock Incentive Plan.

     (nn) "Plan Year" means the calendar year.

     (oo) "Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

     (pp) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

     (qq) "SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

     (rr) "Share" means a share of the Common Stock.

     (ss) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     (tt) "Subsidiary Disposition" means the disposition by the Company of its equity holdings in any subsidiary corporation effected by a merger or consolidation involving that subsidiary corporation, the sale of all or substantially all of the assets of that subsidiary corporation or the Company's sale or distribution of substantially all of the outstanding capital stock of such subsidiary corporation.

     3. STOCK SUBJECT TO THE PLAN.

     (a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is one million (1,000,000). The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

     (b) If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Award exchange program, or if any unissued Shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such unissued or retained Shares shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

     4. ADMINISTRATION OF THE PLAN.

     (a) Plan Administrator.

          (1) Administration with Respect to Directors and Officers. With respect to grants of Awards to Officers, Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board to serve at the pleasure of the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all members of the Committee, shall be the valid acts of the Committee.

          (2) Administration With Respect to Consultants and Other
     Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority by requiring that such Awards must be reported to and ratified by the Board or a Committee within six (6) months of the grant date, and if so ratified, shall be effective as of the grant date.

          (3) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

          (4) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

          (5) Notwithstanding the foregoing and any designation of the Administrator by the Board, Awards made under Section 6 shall be administered exclusively by the Board, except as is specifically otherwise provided in Section 6.

     (b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

          (1) to select the Employees, Officers, Directors and Consultants to whom Awards may be granted from time to time hereunder;

          (2) to determine whether and to what extent Awards are granted hereunder;

          (3) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

          (4) to approve forms of Award Agreement for use under the Plan;

          (5) to determine the terms and conditions of any Award granted hereunder;

          (6) to amend the terms of any outstanding Award granted under the Plan, including a reduction in the exercise price (or base amount on which appreciation is measured) of any Award to reflect a reduction in the Fair Market Value of the Common Stock since the grant date of the Award, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent; provided, however, that the Administrator may not amend the terms of any outstanding option to reduce the purchase price of the Shares covered by such option without the consent of the stockholders then sufficient to approve the Plan in the first instance. The Administrator may, with the Optionee's written consent, cancel any outstanding stock option or accept any outstanding stock option in exchange for a new option; provided, however, that the Administrator may not cancel any outstanding option and replace such canceled option with any option or options having a purchase price of the Shares covered by such option or options which is lower than that of the canceled option without the consent of the stockholders then sufficient to approve the Plan in the first instance.

          (7) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

          (8) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

          (9) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

     (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

     5. Eligibility. Awards, other than Incentive Stock Options, may be granted to Employees, Officers, Directors and Consultants. Incentive Stock Options may be granted only to Employees. An Employee, Officer, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards; provided, however, Outside Directors shall not be eligible for any award under this plan other than those provided for in Section 6. Awards may be granted to such Employees of the Company and its subsidiaries who are residing in foreign jurisdictions as the Administrator may determine from time to time.

     6.  AWARDS OF DEFERRED STOCK UNITS TO OUTSIDE DIRECTORS.

     (a) As of the Effective Date and as of the last day of each Plan Year, the Company shall credit Deferred Stock Units to each participating Outside Director's Deferred Stock Unit Account equal to the number of Deferred Stock Units determined by dividing Ten Thousand Dollars ($10,000) by the Fair Market Value of a Share on the date of the Award. In the case of a Participating Outside Director whose service as an Outside

Director terminates during the Plan Year, the applicable dollar amount shall be determined by multiplying Ten Thousand Dollars ($10,000) by a fraction, the numerator of which shall be the number of full calendar quarters of service as an Outside Director completed by the Participating Outside Director during the Plan Year and the denominator of which shall be four.

     (b) A separate Account under the Plan shall be established for each Participating Outside Director. Such Account shall be (i) credited with the amounts credited in accordance with paragraph (a), (ii) credited (or charged, as the case may be) with the investment results determined in accordance with paragraph (c) and (iii) charged with the amounts paid by the Plan to or on behalf of the Participating Outside Director in accordance with paragraph (e). Within each Participating Outside Director's Account, separate subaccounts shall be maintained to the extent the Administrator determines them to be necessary or useful in the administration of the Plan.

     (c) A Participating Outside Director's Deferred Stock Unit Account shall be treated as if it were invested in Deferred Stock Units that are equivalent in value to the fair market value of shares of Company Common Stock in accordance with the following rules:

          (1) Deemed Reinvestment Of Dividends. The number of Deferred Stock Units credited to a Participating Outside Director's Deferred Stock Unit Account shall be increased on each date on which a dividend is paid on Company Common Stock. The number of additional Deferred Stock Units credited to a Participating Outside Director's Deferred Stock Unit Account as a result of such increase shall be determined by (i) multiplying the total number of Deferred Stock Units (excluding fractional Deferred Stock Units) credited to the Participating Outside Director's Deferred Stock Unit Account immediately before such increase by the amount of the dividend paid per share of Company Common Stock on the dividend payment date, and (ii) dividing the product so determined by the Fair Market Value of a Share on the dividend payment date.

          (2) Conversion Out of Deferred Stock Units. The dollar value of the Deferred Stock Units credited to a Participating Outside Director's Deferred Stock Unit Account on any date shall be determined by multiplying the number of Deferred Stock Units (including fractional Deferred Stock Units) credited to the Participating Outside Director's Deferred Stock Unit Account by the Fair Market Value of a Share on that date.

          (3) Effect of Recapitalization. In the event of a transaction or event described in this subparagraph (3), the number of Deferred Stock Units credited to a Participating Outside Director's Deferred Stock Unit Account shall be adjusted in such manner as the Board, in its sole discretion, deems equitable. A transaction or event is described in this subparagraph
     (3) if (x) it is a dividend (other than regular quarterly dividends) or other distribution (whether in the form of cash, shares, other securities, or other property), extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, repurchase, or exchange of shares or other securities, the issuance or exercisability of stock purchase rights, the issuance of warrants or other rights to purchase shares or other securities, or other similar corporate transaction or event and (y) the Board determines that such transaction or event affects the shares of Company Common Stock, such that an adjustment pursuant to this paragraph (3) is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

          (4) Change in Deemed Investment Election. A Participating Outside Director who elects to receive distribution of his or her Accounts in annual installments will continue to have his or her Deferred Stock Unit Account credited with Deferred Stock Units during the installment period.

     (d) Each Account established under this Section 6 shall be maintained for bookkeeping purposes only. Neither the Plan nor any of the Accounts established under the Plan shall hold any actual funds or assets. The Deferred Stock Units established hereunder shall be used solely to determine the amounts to be paid hereunder, shall not be or represent an equity security of the Company, shall not be convertible into or otherwise entitle a Participating Outside Director to acquire an equity security of the Company and shall not carry any voting or dividend rights.

     (e) Payments shall be made as follows:

          (1) Amounts credited to a Participating Outside Director's Deferred Stock Unit Account shall be paid in shares of Company Common Stock, except that a cash payment will be made with any final installment for any fraction of a Deferred Stock Unit remaining in the Participating Outside Director's Account. Such fractional Deferred Stock Unit shall be valued at the Closing Price on the date of settlement. The right of any person to receive one or more payments under this Section 6 shall be an unsecured claim against the general assets of the Company.

          (2) Payments to a Participating Outside Director with respect to the Participating Outside Director's Account shall begin as of the Participating Outside Director's Payment Commencement Date; provided that if a Participating Outside Director dies before the Participating Outside Director's Payment Commencement Date, payment of the entire value of the Participating Outside Director's Account shall be made to the Participating Outside Director's Beneficiary in accordance with the provisions of subparagraphs (3) or (4), whichever is applicable, after the Administrator receives all documents and other information that it requests in connection with the payment.

          (3) Five Annual Installments. A Participating Outside Director shall receive his or her Account in five annual installments unless the Participating Outside Director elects to receive his or her benefits under the Plan in the form of a lump-sum payment in accordance with subparagraph
     (4), below. Annual installments shall be payable to the Participating Outside Director beginning as of the Payment Commencement Date and continuing as of each Payment Anniversary Date thereafter until all installments have been paid. The first annual installment shall equal one-fifth ( 1/5) of the value of the Participating Outside Director's Account(s), determined as of the Payment Commencement Date. Each successive annual installment shall equal the value of the Participating Outside Director's Account(s), determined as of the Payment Anniversary Date, multiplied by a fraction, the numerator of which is one, and the denominator of which is the excess of five over the number of installment payments previously made (i.e., 1/4, 1/3, etc.). If the Participating Outside Director dies before the Participating Outside Director's Payment Commencement Date, or after the Participating Outside Director's Payment Commencement Date but before all five installments have been paid, the remaining installments shall be paid to the Participating Outside Director's Beneficiary in accordance with the schedule in this subparagraph
     (3).

          (4) Lump Sum. A Participating Outside Director may elect to receive his or her Account under the Plan in the form of a lump-sum payment in lieu of the five installment payments determined under subparagraph (3), above. The lump sum shall be payable to the Participating Outside Director in shares of Company Common Stock on the Payment Commencement Date. An election under this subparagraph (4) shall be made in a form and manner satisfactory to the Board and shall be effective as to the Participating Outside Director only if made prior to termination of service with the Board of Directors. If the Participating Outside Director dies before his or her Payment Commencement Date having elected to receive benefits in the form of a lump sum, a lump sum payment shall be made to the Participating Outside Director's Beneficiary on the Payment Commencement Date.

     (f) Notwithstanding any other provision in this Section 6 or in any other Section of the Plan to the contrary, the value of a Participating Outside Director's Account shall be paid to the Participating Outside Director in a lump-sum cash payment on the occurrence of a Change in Control or as soon thereafter as practicable, but in no event later than five days after a Change in Control. For purposes of payments under this paragraph (f), the value of a Deferred Stock Unit shall be computed as the greater of (1) the Closing Price of a Share on or nearest the date on which the Change of Control is deemed to occur, or (2) the highest per Share price for Shares actually paid in connection with the Change of Control.

     (g) The Board may amend, suspend, or terminate the provisions of this
Section 6 at any time; provided that no amendment, suspension, or termination of this Section 6 shall, without a Participating Outside Director's consent, reduce the Participating Outside Director's benefits accrued under this Section 6 before the date of such amendment, suspension, or termination. If this Section 6 is terminated in accordance with this paragraph (g), the terms of the Plan as in effect immediately before termination shall determine the right to payment in respect of any amounts that remain credited to a Participating Outside Director's Account upon termination.

     (h) The Board shall furnish an annual statement to each Participating Outside Director or, if the Participating Outside Director is deceased, the Participating Outside Director's Beneficiary, reporting the value of the Participating Outside Director's Account as of the end of the most recent Plan Year.

     (i) The Board may delegate to officers of the Company any and all authority with which it is vested under this Section 6, and the Board may allocate its responsibilities under this Section 6 among its members.

     (j) No payment due under this Section 6 shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge in any other way. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge such payment in any other way shall be void. No such payment or interest therein shall be liable for or subject to the debts, contracts, liabilities, or torts of any Participating Outside Director or Beneficiary. If any Participating Outside Director or Beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge in any other way any payment under the Plan, the Board may direct that such payment be suspended and that all future payments to which such Participating Outside Director or Beneficiary otherwise would be entitled be held and applied for the benefit of such person, the person's children or other dependents, or any of them, in such manner and in such proportions as the Board may deem proper.

     (k) Nothing in this Section 6 shall confer upon any person the right to continue to serve as a member of the Board or to participate in the Plan, including this Section 6, other than in accordance with its terms.

     (l) The Board may make any appropriate arrangements to deduct from all credits and payments under this Section 6 any taxes that the Board reasonably determines to be required by law to be withheld from such credits and payments.

     (m) If the Board determines, upon evidence satisfactory to the Board, that any Participating Outside Director or Beneficiary to whom a benefit is payable under this Section 6 is unable to care for his or her affairs because of illness or accident or otherwise, any payment due under this Section 6 (unless prior claim therefor shall have been made by a duly authorized guardian or other legal representative) may be paid, upon appropriate indemnification of the Board and the Company, to the spouse of the Participating Outside Director or Beneficiary or other person deemed by the Board to have incurred expenses for the benefit of and on behalf of such Participating Outside Director or Beneficiary. Any such payment shall be a complete discharge of any liability under this Section 6 with respect to the amount so paid.

     (n) Each Participating Outside Director and Beneficiary entitled to receive a payment under this Section 6 shall keep the Board advised of his or her current address. If the Board is unable for a period of 36 months to locate a Participating Outside Director or Beneficiary to whom a payment is due under the Plan, commencing with the first day of the month as of which such payment first comes due, the total amount payable to such Participating Outside Director or Beneficiary shall be forfeited. Should such a Participating Outside Director or Beneficiary subsequently contact the Board requesting payment, the Board shall, upon receipt of all documents and other information that it might request in connection with the payment, restore and pay the forfeited payment in a lump sum, the value of which shall not be adjusted to reflect any interest or other type of investment earnings or gains for the period of forfeiture.

     (o) NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS SECTION 6, THE PROVISIONS OF THIS SECTION 6 SHALL NOT BE EFFECTIVE IF A MAJORITY OF THE SHAREHOLDERS PRESENT IN PERSON OR BY PROXY AT A DULY CONVENED MEETING OF SHAREHOLDERS OF THE COMPANY DO NOT APPROVE THE PLAN. IF SUCH APPROVAL IS NOT OBTAINED WITHIN TWELVE MONTHS FOLLOWING THE EFFECTIVE DATE PARTICIPATING OUTSIDE DIRECTORS SHALL HAVE NO RIGHTS HEREUNDER AND ALL GRANTS SHALL BE OF NO FORCE OR EFFECT WHATSOEVER.

     7. TERMS AND CONDITIONS OF AWARDS.

     (a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Officer, Director (other than an Outside Director) or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, an SAR or similar right with an exercise or conversion privilege at a fixed or variable price related to the Common Stock and/or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Common Stock. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two or more of them in any combination or alternative.

     (b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

     (c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

     (d) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts or Shares so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

     (e) Award Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as established by the Administrator from time to time.

     (f) Individual Option and SAR Limit. The maximum number of Shares with respect to which Options and SARs may be granted to any Employee in any fiscal year of the Company shall be two hundred thousand (200,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 11, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to an Employee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Employee. For this purpose, the repricing of an Option (or in the case of an SAR, the reduction of the base amount on which the stock appreciation is calculated to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

     (g) Early Exercise. The Award may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Officer, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or to any other restriction the Administrator determines to be appropriate.

     (h) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

     (i) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable to the extent provided in the Award Agreement.

     (j) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Officer, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

     8. AWARD EXERCISE OR PURCHASE PRICE, CONSIDERATION, TAXES AND RELOAD
OPTIONS.

     (a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

          (1) In the case of an Incentive Stock Option:

             (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

             (B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

          (2) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the Administrator.

          (3) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

          (4) In the case of other Awards, such price as is determined by the Administrator.

     (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

        (1) cash;

        (2) check;

        (3) delivery of Grantee's promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines is appropriate;

          (4) surrender of Shares (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

          (5) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Award and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

          (6) any combination of the foregoing methods of payment.

     (c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations. Upon an Optionee's exercise of a stock option, the Company may satisfy its withholding by withholding from such Optionee or requiring the Optionee to surrender Shares sufficient to satisfy federal, state and local income and employment tax withholding obligations.

     (d) Reload Options. In the event the exercise price or tax withholding of an Option is satisfied by the Company or the Grantee's employer withholding Shares otherwise deliverable to the Grantee, the Administrator may issue the Grantee an additional Option, with terms identical to the Award Agreement under which the Option was exercised, but at an exercise price as determined by the Administrator in accordance with the Plan.

     9. EXERCISE OF AWARD.

     (a) Procedure for Exercise; Rights as a Stockholder.

          (1) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

          (2) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 11, below.

     (b) Exercise of Award Following Termination of Employment, Officer, Director or Consulting Relationship.

          (1) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Status as an Employee, Officer, Director or Consultant only to the extent provided in the Award Agreement.

          (2) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Status as an Employee, Officer, Director or Consultant for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

     (c) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

     10. CONDITIONS UPON ISSUANCE OF SHARES.

     (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

     11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

     Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

     12. CORPORATE TRANSACTIONS/CHANGES IN CONTROL/SUBSIDIARY DISPOSITIONS.

     (a) In the event of any Corporate Transaction, each Award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction, for all of the Shares at the time represented by such Award. However, an outstanding Award under the Plan shall not so fully vest and be exercisable and released from such limitations if and to the extent: (i) such Award is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or Parent thereof or to be replaced with a comparable Award with respect to shares of the capital stock of the successor corporation or Parent thereof, (ii) such Award is to be replaced with a cash incentive program of the successor corporation which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award or (iii) the vesting, exercisability and release from such limitations of such Award is subject to other limitations imposed by the Administrator at the time of the grant of the Award. The determination of Award comparability under clause (i) above shall be made by the Administrator, and its determination shall be final, binding and conclusive. The Administrator also shall have the authority to grant Awards under the Plan that are to automatically vest and be fully exercisable and released from such limitations in whole or in part immediately prior to the Corporate Transaction or upon the subsequent termination of the Continuous Status as an Employee or Consultant of the Grantee, whether or not the Award is otherwise to be assumed or replaced in connection with the consummation of such Corporate Transaction.

     (b) Effective upon the consummation of the Corporate Transaction, all outstanding Awards under the Plan shall terminate and cease to remain outstanding, except to the extent assumed by the successor company or its Parent. Notwithstanding the foregoing, the Administrator, in its discretion, may prevent the acceleration of vesting and release from any restrictions on transfer and repurchase or forfeiture rights of any outstanding Award with respect to any Corporate Transaction.

     (c) The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Change in Control (other than a Change in Control which is also a Corporate Transaction) or at the time of an actual Change in Control and either at the time of the grant of an Award or at any time while an Award remains outstanding, to provide for the automatic full vesting and exercisability of one or more outstanding unvested Awards under the Plan and the termination of restrictions on transfer and repurchase or forfeiture rights on such Awards, in connection with a Change in Control. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Status as an Employee or Consultant of the Grantee within a specified period following the effective date of the Change in Control. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Change in Control, shall remain fully exercisable until the expiration or sooner termination of the Award.

     (d) The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Subsidiary Disposition or at the time of an actual Subsidiary Disposition and either at the time of the grant of an Award or at any time while an Award remains outstanding, to provide for the automatic full vesting and exercisability of one or more outstanding unvested Awards under the Plan and the termination of restrictions on transfer and repurchase or forfeiture rights on such Awards, in connection with a Subsidiary Disposition, but only with respect to those Grantees who are at the time engaged primarily in Continuous Service as an Employee or Consultant with the subsidiary corporation involved in such Subsidiary Disposition. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the affected Grantee's Continuous Service as an Employee or Consultant with that subsidiary corporation within a specified period following the effective date of the Subsidiary Disposition. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Subsidiary Disposition, shall remain fully exercisable until the expiration or sooner termination of the Award.

     13. TERM OF PLAN.

     Subject to approval of the Plan by the stockholders of the Company within twelve months of the date of its adoption by the Board, the Plan shall become effective immediately upon its adoption by the Board. The Plan shall continue in effect for a term of ten (10) years unless sooner terminated.

     14. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

     (a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

     (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

     (c) Any amendment, suspension or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

     15. RESERVATION OF SHARES.

     (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     16. NO EFFECT ON TERMS OF EMPLOYMENT.

     The Plan shall not confer upon any Grantee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

     17. STOCKHOLDER APPROVAL.

     The grant of Incentive Stock Options under the Plan shall be subject to approval of the Plan by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the

Board. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall terminate.

                                                                      1114-PS-97

                                      DETACH HERE

         PROXY FOR ANNUAL MEETING OF STOCKHOLDERS OF KRAUSE'S FURNITURE, INC.

P                                     May 29, 1997

R           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND
                          MAY BE REVOKED PRIOR TO ITS EXERCISE
O
            The undersigned hereby constitutes and appoints Philip M. Hawley and
X Thomas M. DeLitto and each of them, proxies for the undersigned, with full power of substitution, to vote in the manner directed below all shares of
Y Common Stock of Krause's Furniture, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held on May 29, 1997 or any adjournment or postponement thereof, on all matters that may come before the Annual Meeting.

             THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL 1 ON THE REVERSE SIDE, FOR PROPOSALS 2, 3 AND 4 AND IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE SHARES REPRESENTED BY THIS PROXY CANNOT BE VOTED UNLESS THIS PROXY CARD IS SIGNED AND RETURNED.

                       CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                   [SEE REVERSE SIDE]

                                  DETACH HERE

                                                                                                             FOR   AGAINST   ABSTAIN
[X]  Please mark                                               2.  To consider and act upon a proposal       [ ]     [ ]       [ ]
     votes as in                                                   to approve the Company's 1987
     this example.                                                 Stock Incentive Plan.

1.  To elect a Board of six directors to serve for the         3.  to consider and act upon a proposal       [ ]     [ ]       [ ]
    ensuing year, consisting of the following nominees:            to approve a stock option granted to
                                                                   Mr. Hawley as a part of his
    Nominees: Philip M. Hawley, Thomas M. DeLitto,                 agreement to join the Company.
    Kamal G. Abdelnour, Jeffrey H. Coats, Peter H.
    Dailey and John A. Gavin.                                  4.  To consider and ratify the appoint-       [ ]     [ ]       [ ]
                                                                   ment of Ernst & Young LLP as
                  FOR       WITHHELD             MARK HERE  [ ]    independent auditors for the fiscal
                  [ ]         [ ]               FOR ADDRESS        year ending February 1, 1998.
                                                CHANGE AND
    [ ] ______________________________________  NOTE BELOW     5.  To transact such other business that may properly be brought
        For all nominees except as noted above                     before the meeting or any adjournment or postponement thereof.

                                                               The undersigned acknowledges receipt of the Notice of Annual
                                                               Meeting of Stockholders to be held May 29, 1997 and the Proxy
                                                               Statement attached thereto.

                                                               (Please date this Proxy and sign exactly as your name appears hereon. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.)





Signature: _____________________________ Date: ________________  Signature: _____________________________ Date: _______________